UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Crescent Capital BDC, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Statement — Subject to Completion

CRESCENT CAPITAL BDC, INC.

11100

Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

(310) 235-5050

April [  ], 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Crescent Capital BDC, Inc. (the “Corporation”) to be held at the offices of the Corporation at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, on Thursday, May 12, 2016, at 10:00 a.m. Pacific Time.

At the Annual Meeting, you will be asked to: (1) elect one Class I Director of the Corporation who will serve for a three-year term expiring at the 2019 annual meeting of stockholders or until his successor is duly elected and qualified; (2) ratify the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (3) approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock of the Corporation, par value $0.001 per share (the “Common Stock”), to 200,000,000 shares and a corresponding increase in the total number of authorized shares of all classes of capital stock of the Corporation to 200,010,000 shares.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information relating to the election of the Class I Director nominee, the ratification of the selection of the Corporation’s independent registered public accounting firm and the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of the Common Stock of the Corporation.

It is very important that your shares be represented at the Annual Meeting. We hope that you will be able to attend the Annual Meeting in person. Whether or not you plan to attend, I urge you to please complete, date, sign, and mail the enclosed proxy card to us to assure that your shares are represented at the Annual Meeting.

On behalf of management and the Board of Directors, we thank you for your continued support of the Corporation.

Sincerely,

/s/ Jason Breaux
Jason Breaux
Chief Executive Officer

CRESCENT CAPITAL BDC, INC.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

(310) 235-5050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2016

Notice is hereby given to holders of shares of common stock of Crescent Capital BDC, Inc., a Delaware corporation (the “Corporation”), that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the offices of the Corporation at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, on Thursday, May 12, 2016, at 10:00 a.m. Pacific Time, for the following purposes:

1.                                      To elect one Class I Director of the Corporation who will serve for a three-year term expiring at the 2019 annual meeting of stockholders or until his successor is duly elected and qualified;

2.                                      To ratify the selection of Ernst & Young LLP (“E&Y”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.                                      To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock of the Corporation, par value $0.001 per share (the “Common Stock”), to 200,000,000 shares and a corresponding increase in the total number of authorized shares of all classes of capital stock of the Corporation to 200,010,000 shares; and

4.                                      To transact such other business as may properly come before the Annual Meeting or at any adjournment thereof.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE (1) FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEE; (2) FOR THE SELECTION OF E&Y AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE PERIOD NOTED IN THE PROXY STATEMENT; AND (3) FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK OF THE CORPORATION.

The close of business on March 23, 2016 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.  Please call (310) 235-5050 for directions on how to attend the Annual Meeting and vote in person.

By Order of the Board of Directors,

/s/ George P. Hawley
George P. Hawley
Secretary

April [  ], 2016

Los Angeles, California

The proxy statement, a form of proxy card and the Corporation’s 2015 annual report to the stockholders (the “Annual Report”), which consists of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”) are available online at www.crescentcap.com/crescent-capital-bdc.  If you plan on attending the Annual Meeting, whether or not you intend to vote your shares in person, you will need to bring photo identification and proof of ownership of shares as of the record date in order to be admitted to the Annual Meeting.

The Board of Directors is requesting your vote.  Your vote is important regardless of the number of shares that you own. Whether or not you expect to be present at the Annual Meeting, we encourage you to complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the U.S. You may revoke your proxy at any time before it is exercised.

Preliminary Proxy Statement — Subject to Completion

CRESCENT CAPITAL BDC, INC.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

(310) 235-5050

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 12, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board” and each member thereof, a “Director” and collectively, the “Directors”) of Crescent Capital BDC, Inc., a Delaware corporation (the “Corporation”), for use at the Corporation’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Corporation at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, on Thursday, May 12, 2016, at 10:00 a.m. Pacific Time, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders dated April [  ], 2016 (the “Notice”). The Corporation is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).  CBDC Advisors, LLC, a Delaware limited liability company (the “Advisor”), serves as the investment adviser to the Corporation. CBDC Administration, LLC, a Delaware limited liability company (the “Administrator”), serves as the administrator to the Corporation. The principal executive offices of each of the Corporation, the Advisor, and the Administrator are located at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

This Proxy Statement and the accompanying Notice and form of proxy are being provided to stockholders on or about April [  ], 2016. The Board has fixed the close of business on March 23, 2016 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, 4,681,052.57 shares of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”) were issued and outstanding, and the Corporation had not issued any shares of preferred stock. Stockholders of the Corporation are entitled to cast one vote for each share held and fractional votes for each fractional share held.

If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares covered thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election of the Class I Director nominee listed below (“Proposal 1”); “FOR” the ratification of the selection of Ernst and Young LLP (“E&Y”) as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2016 (“Proposal 2”); and “FOR” the amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Common Stock of the Corporation (“Proposal 3”), and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The Board does not know of any matter to be considered at the Annual Meeting other than the election of the Class I Director nominee, the ratification of the selection of the Corporation’s independent registered public accounting firm and the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of the Common Stock of the Corporation referred to in this Proxy Statement and the Notice. A stockholder may revoke his or her proxy any time before it is exercised by (i) voting in person at the Annual Meeting, (ii) giving written notice of such revocation to the Secretary of the Corporation, or (iii) returning a properly executed, later-dated proxy.

In addition to soliciting proxies by mail, officers of the Corporation, or officers or employees of the Advisor, may solicit proxies by web, by telephone, or in person. Copies of the Notice, this Proxy Statement, the form of proxy, and the Corporation’s annual report are available at www.crescentcap.com/crescent-capital-bdc. The costs of proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be paid by the Corporation.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted.  The presence in person or by proxy of the holders of at least one-third of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum for the Annual Meeting.  Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes. However, abstentions and Broker Non-Votes are not counted as votes cast.

If a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Vote Required

Election of Director.  The Director shall be elected by an affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares of Common Stock represented by broker non-votes are not considered votes cast and thus have no effect on this proposal.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy is required to ratify the appointment of E&Y to serve as the Corporation’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.  Because brokers will have discretionary authority to vote for the ratification of the selection of the Corporation’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker will be permitted to vote your shares for this proposal.

Approval of the Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock of the Corporation.  The affirmative vote by a majority of the Corporation’s outstanding shares of Common Stock as of the Record Date, present in person or by proxy, is required to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of the Common Stock of the Corporation.  Abstentions and shares of Common Stock represented by broker non-votes effectively will be votes against this proposal because this proposal requires the affirmative vote of a “majority of the outstanding shares of Common Stock” of the Corporation.

Additional Solicitation. If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain ownership information with respect to the Corporation’s Common Stock, as of the Record Date, for those individuals who directly or indirectly own, control, or hold, with the power to vote, five percent or more of the Corporation’s outstanding Common Stock and all officers and Directors, individually and as a group.

Name and address(1)	Type of ownership	Shares owned	Percentage of the Corporation’s outstanding shares as of March 23, 2016
Independent Directors
Michael S. Segal	Common	1,121.49	*%
Steven F. Strandberg	Common	44,602.51	*%
George G. Strong, Jr.	Common	7,850.46	*%

Interested Directors
John S. Bowman	—	—	—%
Christopher G. Wright	—	—	—%

Executive Officers
Jason Breaux	—	—	—%
Jonathan R. Insull	—	—	—%
Mike Wilhelms	—	—	—%
Joseph A. Hanlon	—	—	—%
George P. Hawley	—	—	—%
All Directors and Officers as a Group	Common	53,574.46	1.14%
Five Percent Stockholders:
Allied World Assurance Company, Ltd.	Common	1,662,946.81	35.53%
Fidelity & Guaranty Life Insurance Company	Common	1,662,946.81	35.53%
UFCW Northern California Employers Joint Pension Plan	Common	1,075,372.27	22.97%

(1)	The address for the Advisor and each Director or officer is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.
*	Less than 1 percent.

PROPOSAL 1

ELECTION OF CLASS I DIRECTOR

The Board is currently composed of five Directors, who are divided into three classes with staggered terms of three years, each with the term of office of one of the three classes expiring at each annual meeting of stockholders. At the Annual Meeting, the holders of the Corporation’s Common Stock are being asked to re-elect George G. Strong, Jr. as a Class I Director of the Corporation, to serve for a three-year term expiring at the 2019 annual meeting of stockholders or until his successor is duly elected and qualified.  Mr. Strong is currently serving as a Class I Director of the Corporation and has consented to being named in this Proxy Statement and agreed to continue to serve as a Class I Director, if re-elected. If Mr. Strong is not available for re-election at the time of the Annual Meeting, the persons named as proxies will vote for such substitute nominee(s) as the Corporation’s Nominating and Corporate Governance Committee (the “Nominating Committee”) may select.  It is not anticipated that Mr. Strong will be unable or unwilling to serve.

Information about the Class I Director Nominee and Directors

The following tables provide information concerning the Class I Director nominee and the other individuals serving as Directors of the Corporation, as of the date of this Proxy Statement. The Class I Director Nominee is listed first in the table under “Class I Director Nominee.”  The terms of the Class II and Class III Directors do not expire this year.

The Board believes that each of the Directors, including the Class I Director nominee, has the experience, qualifications, attributes and skills appropriate to serve as a Director of the Corporation, in light of the Corporation’s business and structure. Certain of these business and/or professional experiences are set forth in detail below.

The address for each listed individual is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

Class I Director Nominee

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years

Independent Director
George G. Strong, Jr. (68)	Director and Chairman of the Audit Committee	Class I Director since 2015; Term expires 2016	Managing Director and former General Counsel of Cornerstone Research (a consulting firm); retired partner of PricewaterhouseCoopers LLP.	Director of Media House (Bermuda) and Caribbean Publishing Company (Cayman).

George G. Strong, Jr. is a Director of the Corporation and serves as the Chairman of the Audit Committee. Mr. Strong is a retired partner of PricewaterhouseCoopers LLP and currently is a Managing Director and former General Counsel of Cornerstone Research, a consulting firm. He has held the positions of chief financial officer (“CFO”) and chief operating officer at several start-ups and smaller businesses in the software, dental products and freight forwarding industries. He is currently a director of Media House (Bermuda) and Caribbean Publishing Company (Cayman). He received a BA in Economics from Yale University, MBA from Harvard Business School, and JD from the University of San Diego School of Law. Mr. Strong holds current Certified Public Accountant (“CPA”) licenses in California and Hawaii.

The Corporation believes that Mr. Strong’s legal and public accounting experience supports his appointment to the Board.

Class II Directors (not up for re-election at the Annual Meeting)

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years

Independent Director
Michael S. Segal (57)	Director and Chairman of the Nominating Committee	Class II Director since 2015; Term expires 2017	Managing Partner of Fred Segal Family LLC (worldwide branding for Fred Segal).

Trustee at Harvard-Westlake School, Pomona College and the University of Richmond; Board member of numerous non-profit organizations, including Heal the Bay, Good Hope Medical Foundation, Los Angeles World Affairs Council and the Institute for Shipboard, and the Institute for Shipboard Education/Semester at Sea.

Interested Director*
John S. Bowman (55)	Director and Chairman of the Board	Class II Director since 2015; Term expires 2017

Serves on the Advisor’s investment committee; Managing Director and co-head of Crescent Capital Group LP’s (“Crescent”) U.S. Direct Lending business. Prior to joining Crescent in 2012, Mr. Bowman was president of HighPoint Capital Management, LLC (a U.S. direct lending business which he co-founded in 2005).

None

*                 Mr. Bowman is deemed to be an “interested person” of the Corporation under the 1940 Act because of his affiliations with the Advisor.

Michael S. Segal is a Director of the Corporation and serves as Chairman of the Nominating Committee. Mr. Segal is the managing partner of Fred Segal Family LLC, worldwide branding for Fred Segal. Mr. Segal serves as trustee at Harvard-Westlake School, Pomona College and the University of Richmond. In addition, Mr. Segal is a current board member of numerous non-profit organizations, including Heal the Bay, Good Hope Medical Foundation, Los Angeles World Affairs Council and the Institute for Shipboard Education/Semester at Sea. Mr. Segal received a master’s degree from UCLA and a bachelor’s degree from Pomona College.

The Corporation believes that Mr. Segal’s operational and executive experience, as well as his numerous board positions, supports his appointment to the Board.

John S. Bowman is the Chairman of the Board and serves on the Advisor’s investment committee. Mr. Bowman also serves as Managing Director and co-head of Crescent’s U.S. Direct Lending business. Prior to joining Crescent in 2012, Mr. Bowman was president of HighPoint Capital Management, LLC, a U.S. direct lending business which he co-founded in 2005. Prior to founding HighPoint Capital, Mr. Bowman was a managing director of leveraged finance at FleetBoston Financial from 1998 to 2003. Prior to joining FleetBoston, Mr. Bowman was a senior vice president in leveraged finance with Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Bowman also worked as an investment banker at Kidder, Peabody, & Co. Incorporated, State Street Bank and Trust Company, Drexel Burnham Lambert Incorporated and Lehman Brothers. Mr. Bowman earned an MBA from Harvard Business School and a BS in Business Administration from Northeastern University.

The Corporation believes that Mr. Bowman’s experience in direct lending and business operations supports his appointment to the Board.

Class III Directors (not up for re-election at the Annual Meeting)

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years

Independent Director
Steven F. Strandberg (60)	Director	Class III Director since 2015; Term expires 2018

Co-founder and Partner of Albany Road Real Estate Partners; Managing Director and co-founder of WestBridge Ventures (a firm that invested in later stage private technology companies). Previously, Mr. Strandberg specialized in advising emerging private companies on financings and mergers and acquisitions, working with Merrill Lynch where he was founder and head of the West Coast Technology Investment Banking group, Donaldson, Lufkin & Jenrette and Morgan Stanley.

Current and former member of the board of numerous companies, as well as several non-profit organizations.

Interested Director*
Christopher G. Wright
(42)	Director	Class III Director since 2015; Term expires 2018	Serves on the Advisor’s investment committee; Managing Director of Crescent focusing on mezzanine finance.	Current and former member or observer of the board of numerous private companies.

*                 Mr. Wright is deemed to be an “interested person” of the Corporation under the 1940 Act because of his affiliations with the Advisor.

Steven F. Strandberg is a Director of the Corporation. Mr. Strandberg is also co-founder and partner of Albany Road Real Estate Partners. Previously, he was Managing Director and co-founder of WestBridge Ventures, a firm that invested in later stage private technology companies.  Prior to WestBridge, Mr. Strandberg specialized in advising emerging private companies on financings and mergers and acquisitions, working with Merrill Lynch where he was founder and head of the West Coast Technology Investment Banking group, Donaldson, Lufkin & Jenrette and Morgan Stanley. Mr. Strandberg is a current and former member of the board of numerous companies, as well as several non-profit organizations. Mr. Strandberg received his MBA from Harvard Business School and his BA from the University of Chicago.

The Corporation believes that Mr. Strandberg’s experience in the financial markets and numerous board positions supports his appointment to the Board.

Christopher G. Wright is a Director of the Corporation and serves on the Advisor’s investment committee.  Mr. Wright also serves as Managing Director of Crescent focusing on mezzanine finance. Prior to joining Crescent in 2001, Mr. Wright completed the Financial Management Program with the General Electric Company and upon completion, worked in various finance roles within GE Industrial Systems. Mr. Wright is a current and former member or observer of the board of numerous private companies. Mr. Wright received his MBA from Harvard Business School and his BA from Michigan State University.

The Corporation believes that Mr. Wright’s experience and extensive knowledge of the business and operations of the Advisor supports his appointment to the Board.

Dollar Range of Equity Securities Beneficially Owned by Directors

Set forth in the table below is the dollar range of shares beneficially owned by each Director of the Corporation.  The Corporation is not part of a “Fund Complex,” which is defined to include registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser.

Name of Director	Dollar Range of Shares of the Corporation(1)(2)
Independent Directors
Michael S. Segal	$10,001-$50,000
Steven F. Strandberg	Over $100,000
George G. Strong, Jr.	Over $100,000
Interested Directors
John S. Bowman	None
Christopher G. Wright	None

(1)              The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000 and over $100,000.

(2)              Based on market value as of December 31, 2015.

Information about the Executive Officers

The officers of the Corporation are appointed and elected by the Board either at its annual meeting or at any subsequent regular or special meeting of the Board.  The Board of the Corporation has selected five officers to hold office at the discretion of the Board.  Each officer serves until his successor has been duly elected and qualified, or until his earlier resignation or removal.  The following table sets forth information concerning each officer of the Corporation as of the date of this Proxy Statement.  The address for each listed individual is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

Name and Age	Position(s) held with the Corporation and Length of Time Served	Principal Occupation(s) During Past Five Years
Jason Breaux (41)	Chief Executive Officer since 2015	Chairman of the Advisor’s investment committee and Managing Director of Crescent within the special situations strategy.

Jonathan R. Insull (49)	President since 2015

Serves on the Advisor’s investment committee and also serves as Managing Director of Crescent within the capital markets strategy; managing director of Trust Company of the West (“TCW”) with respect to the management of certain funds sub-advised by the Advisor; lead portfolio manager of the Advisor’s bank loan strategy.

Mike Wilhelms (45)	CFO since 2015	Formerly, the CFO for Triad Financial Corporation, a consumer finance company managing nearly $5 billion in assets, and the CFO for Revolve Clothing, an online apparel retailer.

Joseph A. Hanlon (47)	Chief Compliance Officer (“CCO”) since 2015	CCO for Crescent. Prior to joining Crescent in 2014, Mr. Hanlon was the CCO for the Fidelity Investments Equity and High Income Mutual Funds.

George P. Hawley (47)	Secretary since 2015

General Counsel for Crescent. Prior to joining Crescent in 2012, Mr. Hawley was senior vice president and associate general counsel at TCW where he supported Crescent on certain funds and accounts sub-advised by TCW to Crescent.

Jason A. Breaux is Chief Executive Officer of the Corporation and serves as chairman of the Advisor’s investment committee. In addition, Mr. Breaux serves as Managing Director of Crescent within the special situations strategy. Prior to joining the team in 2000, he worked at Robertson Stephens where he served in the mergers and acquisitions group. Prior to that, he worked in the corporate finance division of Salomon Brothers specializing in capital raising assignments. Mr. Breaux is a current and former member or observer of the board of numerous private companies. Mr. Breaux received an MBA from the Darden School of Business at the University of Virginia and a BA from Georgetown University.

Jonathan R. Insull is President of the Corporation and serves on the Advisor’s investment committee. In addition, Mr. Insull serves as Managing Director of Crescent within the capital markets strategy. Mr. Insull also serves as a Managing Director of TCW with respect to the management of certain funds sub-advised by Crescent. Mr. Insull is the lead portfolio manager of Crescent’s bank loan strategy. Since joining the team in 1997, Mr. Insull has served in a number of roles of increasing responsibility, including credit analyst, director of research and portfolio manager. He previously worked as a credit officer at The Chase Manhattan Bank, and its predecessor institutions, Chemical Bank and Manufacturers Hanover Trust. Mr. Insull received his MBA in Finance from New York University and a BA in Economics from Hobart College.

Mike L. Wilhelms is CFO of the Corporation. Previously, Mr. Wilhelms was the CFO for Triad Financial Corporation, a consumer finance company managing nearly $5 billion in assets. Mr. Wilhelms was at Triad Financial Corporation for 11 years. Prior to joining the Advisor in 2015, Mr. Wilhelms was the CFO for Revolve Clothing, an online apparel retailer. Mr. Wilhelms started his career at KPMG in the assurance practice, specializing in financial services. Mr. Wilhelms became a California CPA in 1995 with inactive status starting in 2013. Mr. Wilhelms received his BA in Business Economics with a concentration in Accounting from the University of California Santa Barbara.

Joseph A. Hanlon is the CCO of the Corporation.  In addition, Mr. Hanlon serves as the CCO for Crescent.  Prior to joining Crescent in 2014, Mr. Hanlon was the CCO for the Fidelity Investments Equity and High Income Mutual Funds.  Mr. Hanlon was at Fidelity Investments for 13 years in various compliance capacities.  Mr. Hanlon practiced law as a counselor and litigator for Robins, Kaplan, Miller & Ciresi from 1992 to 2001 where he focused on advising and representing insurers on regulatory matters and complex litigation. Mr. Hanlon received a JD from Boston College Law School and BS in Finance from Boston College.

George P. Hawley is Secretary of the Corporation. In addition, Mr. Hawley serves as the General Counsel for Crescent. Prior to joining Crescent in 2012, Mr. Hawley was senior vice president and associate general counsel at TCW where he supported Crescent on certain funds and accounts sub-advised by TCW to Crescent. From 2000 to 2008, Mr. Hawley was an associate at Paul, Hastings, Janofsky & Walker specializing in asset management, securities, finance and restructuring, and general corporate. Prior to joining Paul Hastings, Mr. Hawley began his legal career at Baker, Keener & Nahra where he practiced litigation. Mr. Hawley received a JD from Loyola Law School and a BA from the University of Notre Dame.

CORPORATE GOVERNANCE

Role of the Board of Directors, Leadership Structure and Risk Oversight

The Role of the Board of Directors

The Corporation’s business and affairs are managed under the direction of the Board.  The Board elects the Corporation’s officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly determinations of fair value of the Corporation’s assets, corporate governance activities, oversight of the Corporation’s financing arrangements, and oversight of the Corporation’s investment activities.

Board Structure and Leadership

The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. The Board consists of five Directors, three of whom are not “interested persons,” as defined in the 1940 Act, and are Independent Directors, as defined in Rule 303A.02 of the New York Stock Exchange Listed Company Manual (the “Independent Directors”).  The members of the Board who are not Independent Directors, Messrs. Bowman and Wright, are referred to as Interested Directors (the “Interested Directors”). Mr. Bowman, the chairman of the Board, is deemed to be an Interested Director because of his service on the Advisor’s investment committee and as a Managing Director and co-head of Crescent’s U.S. Direct Lending business.  Mr. Wright is deemed to be an Interested Director because of his service on the Advisor’s investment committee and as a Managing Director of Crescent.  The Board believes that it is in the best interests of the Corporation for Mr. Bowman to lead the Board because of his familiarity with the Corporation’s portfolio companies and his broad experience with the day-to-day management and operation of other investment funds.

The Board does not have a lead Independent Director. All of the Independent Directors serve as members of each committee of the Board.  Inclusion of all Independent Directors in the committees allows them to participate in the full range of the Board’s oversight duties, including oversight of the risk management process. In addition, although the Independent Directors recognize that having a lead Independent Director may in some circumstances help coordinate communications with management, and otherwise assist a board in the exercise of its oversight duties, the Independent Directors believe that, because of the relatively small size of the Board, the ratio of Independent Directors to Interested Directors, and the good working relationship among the Board members, it has not been necessary to designate a lead Independent Director.

The Board periodically reviews its leadership structure, including the role of the chairman of the Board. The Board also completes an annual self-assessment during which it reviews its leadership and committee structure and considers whether its structure remains appropriate in light of the Corporation’s current operations. The Board believes that its leadership structure, including the current percentage of the Board members who are Independent Directors, is appropriate given its specific characteristics. These characteristics include (i) the extent to which the work of the Board is conducted through the standing committees, each of whose meetings are chaired by an Independent Director; (ii) the extent to which the Independent Directors meet as needed in the absence of members of management and members of the Board who are “interested persons” of the Corporation; and (iii) each of Mr. Bowman’s and Mr. Wright’s positions with the Advisor, which enhance the Board’s understanding of the operations of the Advisor.

Board Oversight of Risk Management

The Board’s role is one of oversight, rather than active management.  Oversight of the Corporation’s investment activities extends to oversight of the risk management processes employed by the Advisor as part of its day-to-day management of the Corporation’s investment activities. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Corporation’s investment activities are accurately identified, thoroughly investigated, and responsibly addressed.

The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Advisor, as necessary, and periodically requesting the production of risk management reports or presentations.  The Board receives a wide range of reports on the Corporation’s activities from the Advisor and other service providers, including reports regarding the Corporation’s investment portfolio, the compliance of the Corporation with applicable laws, and the Corporation’s financial accounting and reporting. The Board also meets periodically with the Corporation’s CCO to receive reports regarding the compliance of the Corporation with the federal securities laws and the Corporation’s internal compliance policies and procedures and meets with the Corporation’s CCO at least annually to review the CCO’s annual report, including the CCO’s risk-based analysis for the Corporation. The Board’s Audit Committee (the “Audit Committee”) also meets regularly with the CFO and the Corporation’s independent registered public accounting firm to discuss, among other things, the internal control structure of the Corporation’s financial reporting function. The Board also meets periodically with the portfolio managers of the Corporation to receive reports regarding the management of the Corporation, including its investment risks.

The Board recognizes that not all risks that may affect the Corporation can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Corporation’s goals, that reports received by the Directors with respect to risk management matters are typically summaries of the relevant information, and that the processes, procedures and controls employed to address risks may be limited in their effectiveness. As a result of the foregoing and other factors, risk management oversight by the Board and by the committees is subject to substantial limitations.

Communications with Directors

Stockholders of the Corporation who wish to communicate with the Directors (or with an individual Director) should send communications to the attention of George P. Hawley, Secretary, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to all Directors.

Committees of the Board

The Board conducts much of its work through certain standing committees, each of whose meetings are chaired by an Independent Director. The Board has established an Audit Committee, a Nominating Committee, and a Compensation Committee and may establish additional committees in the future.  Effective as of March 24, 2016, the Board determined to dissolve the Compensation Committee.  For the period from February 5, 2015 (the Corporation’s inception) to December 31, 2015, the Board held five Board meetings, three Audit Committee meetings, one Nominating Committee meeting, and one Compensation Committee meeting. All Directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served that were held while they were members of the Board. The Corporation requires each Director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of stockholders.

Audit Committee

The Audit Committee is composed of Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors. Mr. Strong serves as Chairman of the Audit Committee.  The Board has determined that Mr. Strong is an “audit committee financial expert,” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Segal, Strandberg and Strong meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee (the “Audit Committee Charter”). The Audit Committee’s responsibilities include (i) establishing guidelines and making recommendations to the Board regarding the valuation of the Corporation’s loans and investments, (ii) selecting the Corporation’s independent registered public accounting firm, (iii) reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Corporation’s financial statements, (iv) pre-approving the fees for services performed, (v) reviewing with the independent registered public accounting firm the adequacy of internal control systems, (vi) reviewing the Corporation’s annual financial statements, (vii) overseeing internal audit staff and periodic filings, and (viii) receiving the Corporation’s audit reports and financial statements.

A current copy of the Corporation’s Audit Committee Charter is available on the Corporation’s website at www.crescentcap.com/crescent-capital-bdc.

Nominating and Corporate Governance Committee

The Nominating Committee is composed of Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors. Mr. Segal serves as Chairman of the Nominating Committee. The Nominating Committee is responsible for (i) selecting, researching and nominating directors for election by the Corporation’s stockholders, (ii) selecting nominees to fill vacancies on the Board or a committee of the Board, (iii) developing and recommending to the Board a set of corporate governance principles, and (iv) overseeing the evaluation of the board and the Corporation’s management.

Nominations of persons for election to the Board of the Corporation at an annual meeting of stockholders of the Corporation may be made only by a stockholder who is entitled to vote at the annual meeting of stockholders and who has complied with the advance notice procedures of the Corporation’s bylaws (the “Bylaws”).  Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class U.S. mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date the Corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such annual meeting is first made.  The stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) under Section 14 of the Exchange Act and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.  The Corporation may require any proposed Director nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed Director nominee to serve as a Director of the Corporation.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws.  The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the annual meeting and the defective nomination shall be disregarded.

The Nominating Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Corporation and its stockholders. In considering possible candidates for election as a Director, the Nominating Committee takes into account, in addition to such other factors as it deems relevant, whether the individual (1) is of high character and integrity; (2) is accomplished in his or her respective fields, with superior credentials and recognition; (3) has relevant expertise and experience upon which to be able to offer advice and guidance to management; (4) has sufficient time available to devote to the Corporation’s affairs; (5) is able to work with the other members of the Board and contribute to the Corporation’s success; (6) can represent the long-term interests of the Corporation’s stockholders as a whole; and (7) is selected such that the Board represents a range of backgrounds and experience.

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying Director nominees. In determining whether to recommend a Director nominee, the Nominating Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating Committee believes that the inclusion of diversity as one of many factors considered in selecting Director nominees is consistent with the goal of creating a Board that best serves the Corporation’s needs and the interests of the Corporation’s stockholders.

A current copy of the Corporation’s Nominating Committee Charter is available on the Corporation’s website at www.crescentcap.com/crescent-capital-bdc.

Compensation Committee

The Compensation Committee was composed of Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors.  Mr. Strandberg served as Chairman of the Compensation Committee. Effective as of March 24, 2016, the Board determined to dissolve the Compensation Committee and the Compensation Committee Charter because the Corporation’s executive officers do not currently receive any direct compensation from the Corporation.  The compensation of the Independent Directors of the Corporation will be determined by the Board.

Compensation of Executive Officers and Directors

Executive Officers

The executive officers of the Corporation and the Interested Directors receive no direct compensation from the Corporation.  The Corporation has agreed to reimburse the Administrator for its allocable portion of the compensation paid to or compensatory distributions received by the Corporation’s CFO and CCO, and any of their respective staff who provide services to the Corporation, operations staff who provide services to the Corporation, and any internal audit staff, to the extent internal audit performs a role in the Corporation’s Sarbanes-Oxley (“SOX”) internal control assessment. In addition, to the extent that the Administrator outsources any of its functions, the Corporation will pay the fees associated with such functions at cost.  The Corporation has agreed to reimburse the Administrator for its allocable portion of the compensation of any personnel that they provide for the Corporation’s use.

Independent Directors

Each Independent Director receives an annual fee of $75,000.  Each Independent Director also receives $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular Board meeting and $500 for each special meeting.  Each Independent Director also receives $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended. In addition, the Chairman of the Audit Committee receives an additional annual fee of $7,500. The Chairman of the Nominating Committee receives an additional annual fee of $2,500.  The Chairman of the Compensation Committee received an additional annual fee of $2,500 for periods prior to the dissolution of the Compensation Committee.

The following table summarizes the compensation earned by or paid by the Corporation to the Directors for services rendered for the period from February 5, 2015 (the Corporation’s inception) to December 31, 2015.  As noted above, the Corporation is not part of a “Fund Complex”.

Name of Director	Aggregate Compensation From the Corporation
Independent Directors
Michael S. Segal	$65,166
Steven F. Strandberg	$65,166
George G. Strong, Jr.	$68,500

Interested Directors
John S. Bowman	$0
Christopher G. Wright	$0

Code of Conduct and Code of Ethics

The Corporation expects each of its officers and Directors, as well as any person affiliated with its operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Corporation’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government.  To this effect, the Corporation has adopted a SOX Code of Conduct, which applies to the Corporation’s principal executive officer and principal financial officer.  There have been no material changes to the SOX Code of Conduct or material waivers of the SOX Code of Conduct.  The SOX Code of Conduct is available on the Corporation’s website at www.crescentcap.com/crescent-capital-bdc.

As required by the 1940 Act, the Corporation and the Advisor have each adopted a Code of Ethics (the “Rule 17j-1 Code of Ethics”) that establishes procedures that apply to the Corporation’s Directors, executive officers, officers, their respective staffs and the employees of the Advisor with respect to their personal investments and investment transactions.  The Rule 17j-1 Code of Ethics generally does not permit investments by the Corporation’s Directors, officers or any other covered person in securities that may be purchased or held by the Corporation.

Requests to receive a copy of the Rule 17j-1 Code of Ethics may be made in writing addressed to Crescent Capital BDC, Inc., 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California, 90025, Attention: CBDC Investor Relations, or by emailing us at investor.relations@crescentcap.com.

Involvement in Certain Legal Proceedings

The Corporation may become party to certain lawsuits in the ordinary course of business, including proceedings relating to the enforcement of the Corporation’s rights under contracts with the Corporation’s portfolio companies. The Corporation is not currently subject to any material legal proceedings, nor, to the Corporation’s knowledge, is any material legal proceeding threatened against the Corporation.

Certain Relationships and Related Party Transactions

The Advisor

The Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Corporation’s investment activities are managed by its investment adviser, which is responsible for (i) originating prospective investments, (ii) conducting research and due diligence investigations on potential investments, (iii) analyzing investment opportunities, (iv) negotiating and structuring the Corporation’s investments, and (v) monitoring the Corporation’s investments and portfolio companies on an ongoing basis.  The Advisor has entered into a Resource Sharing Agreement (the “Resource Sharing Agreement”) with Crescent, pursuant to which Crescent provides the Advisor with experienced investment professionals (including the members of the Advisor’s investment committee) and access to the resources of Crescent so as to enable the Advisor to fulfill its obligations under the Corporation’s Investment Advisory Agreement with the Advisor (the “Investment Advisory Agreement”). Through the Resource Sharing Agreement, the Advisor intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Crescent’s investment professionals.

Investment Advisory Agreement

The Corporation has entered into an Investment Advisory Agreement, pursuant to which the Corporation has agreed to pay the Advisor a base management fee and an incentive fee for its services. The cost of both the base management fee and the incentive fee will ultimately be borne by the Corporation’s stockholders.

The base management fee is calculated at an annual rate of 1.5% of the Corporation’s gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. For services rendered under the Investment Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of the Corporation’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Base management fees for any partial month or quarter will be appropriately pro-rated. For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper maturing within one year of purchase.  The Advisor, however, during any period prior to the earlier of the end of the Commitment Period (as defined below) and a Qualified IPO (as defined below), will agree to waive its right to receive management fees in excess of the sum of (i) 0.25% of the aggregate committed but undrawn capital and (ii) 0.75% of the aggregate gross assets excluding cash (including capital drawn to pay the Corporation’s expenses).  If the Commitment Period ends prior to a Qualified IPO, the Advisor will waive its right to receive management fees in excess of 0.50% of the aggregate gross assets excluding cash (including capital drawn to pay the Corporation’s expenses) during any period after the end of the Commitment Period and prior to a Qualified IPO.  A “Qualified IPO” is an initial public offering of the Corporation’s common stock that results in an unaffiliated public float of at least the lower of $75 million or 15% of the aggregate capital commitments received prior to the date of such initial public offering. The Advisor will not be permitted to recoup any waived amounts at any time and the waiver agreement may only be modified or terminated prior to a Qualified IPO with the approval of the Board.

For the period from February 5, 2015 (the Corporation’s inception) through December 31, 2015, the Corporation incurred management fees of $605,497, of which $336,180 was payable at December 31, 2015. The Corporation commenced investment operations on June 26, 2015.

The Corporation pays the Advisor an incentive fee. The incentive fee consists of two parts—an incentive fee based on income and an incentive fee based on capital gains. The first part, the “income incentive fee”, which is described in more detail in the bullet points below, is calculated and payable quarterly in arrears and (a) equals 100% of the excess of the Corporation’s pre-incentive fee net investment income for the immediately preceding calendar quarter, over a preferred return of 1.5% per quarter (6% annualized), or “Hurdle,” and a “catch-up” feature, until the Advisor has received, (i) prior to a Qualified IPO, 15%, or (ii) after a Qualified IPO, 17.5%, of the pre-incentive fee net investment income for the current quarter up to the “catch-up” and (b) (i) prior to a Qualified IPO, 15% or (ii) after a Qualified IPO, 17.5%, of all remaining pre-incentive fee net investment income above the “catch-up.” The second part, the capital gains incentive fee, will be determined and payable in arrears as of the end of each fiscal year (or upon a Qualified IPO or termination of the Investment Advisory Agreement), (i) prior to a Qualified IPO, 15%, or (ii) after a Qualified IPO, 17.5%, of the Corporation’s realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the Administration Agreement with the Corporation (the “Administration Agreement”), and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature such as market discount, original issue discount (“OID”), debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that the Corporation has not yet received in cash.

Pre-incentive fee net investment income does not include any realized or unrealized capital gains or losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that the Corporation may pay an incentive fee in a quarter where the Corporation incurs a loss. For example, if the Corporation receives pre-incentive fee net investment income in excess of the Hurdle rate for a quarter, the Corporation will pay the applicable incentive fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses.

Pre-incentive fee net investment income will be compared to a “Hurdle Amount” equal to the product of (i) the Hurdle rate of 1.50% per quarter (6.00% annualized) and (ii) the Corporation’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), at the end of the immediately preceding calendar quarter. If market interest rates rise, the Corporation may be able to invest the Corporation’s funds in debt instruments that provide for a higher return, which would increase the Corporation’s pre-incentive fee net investment income and make it easier for the Advisor to surpass the fixed Hurdle rate and receive an incentive fee based on such net investment income. PIK interest and OID will also increase the Corporation’s pre-incentive fee net investment income and make it easier to surpass the fixed Hurdle rate.  The Corporation’s pre-incentive fee net investment income used to calculate this part of the incentive fee is also included in the amount of the Corporation’s total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts) used to calculate the 1.5% base management fee.

Prior to the occurrence of a Qualified IPO, the Corporation will pay the income incentive fee in each calendar quarter as follows:

•                  no income incentive fee in any calendar quarter in which the Corporation’s pre-incentive fee net investment income does not exceed the Hurdle Amount;

•                  100% of the Corporation’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Pre-Qualified IPO Catch-Up Amount”) determined on a quarterly basis by multiplying 1.7647% by the Corporation’s net asset value at the beginning of each applicable calendar quarter. The Pre-Qualified IPO Catch-Up Amount is intended to provide the Advisor with an incentive fee of 15% on all of the Corporation’s pre-incentive fee net investment income when the Corporation’s pre-incentive fee net investment income reaches the Pre-Qualified IPO Catch-Up Amount in any calendar quarter; and

•                  for any calendar quarter in which the Corporation’s pre-incentive fee net investment income exceeds the Pre-Qualified IPO Catch-Up Amount, the income incentive fee shall equal 15% of the amount of the Corporation’s pre-incentive fee net investment income for the calendar quarter.

On and after the occurrence of a Qualified IPO, the Corporation will pay the income incentive fee in each calendar quarter as follows:

•                  no income incentive fee in any calendar quarter in which the Corporation’s pre-incentive fee net investment income does not exceed the Hurdle Amount;

•                  100% of the Corporation’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Post-Qualified IPO Catch-Up Amount”) determined on a quarterly basis by multiplying 1.8182% by the Corporation’s net asset value at the beginning of each applicable calendar quarter. The Post-Qualified IPO Catch-Up Amount is intended to provide the Advisor with an incentive fee of 17.5% on all of the Corporation’s pre-incentive fee net investment income when the Corporation’s pre-incentive fee net investment income reaches the Post-Qualified IPO Catch-Up Amount in any calendar quarter; and

•                  for any calendar quarter in which the Corporation’s pre-incentive fee net investment income exceeds the Post-Qualified IPO Catch-Up Amount, the income incentive fee shall equal 17.5% of the amount of the Corporation’s pre-incentive fee net investment income for the calendar quarter.

These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases by the Corporation during the current quarter. The Corporation does not currently intend to institute a share repurchase program and share repurchases will be effected only in extremely limited circumstances in accordance with applicable law. If the Qualified IPO occurs on a date other than the first day of a calendar quarter, the income incentive fee shall be calculated for such calendar quarter at a weighted rate calculated based on the fee rates applicable before and after a Qualified IPO based on the number of days in such calendar quarter before and after a Qualified IPO.

The second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears in cash as of the end of each fiscal year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals (i) 15% of the Corporation’s realized capital gains as of the end of the fiscal year prior to a Qualified IPO, and (ii) 17.5% of the Corporation’s realized capital gains as of the end of the fiscal year after a Qualified IPO. In determining the capital gains incentive fee payable to the Advisor, the Corporation calculates the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Corporation’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Corporation’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the original cost of such investment since the Corporation’s inception. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the original cost of such investment since the Corporation’s inception. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the original cost of such investment. At the end of the applicable year, the amount of capital gains that serves as the basis for the Corporation’s calculation of the capital gains incentive fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Corporation’s portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year will equal 15% or 17.5%, as applicable, of such amount, less the aggregate amount of any capital gains incentive fees paid in respect of the Corporation’s portfolio in all prior years as calculated in accordance with the below after a Qualified IPO.

If a Qualified IPO occurs on a date other than the first day of a fiscal year, a capital gains incentive fee shall be calculated as of the day before the Qualified IPO, with such capital gains incentive fee paid to the Advisor following the end of the fiscal year in which the Qualified IPO occurred. For the avoidance of doubt, such capital gains incentive fee shall be equal to 15.0% of the Corporation’s realized capital gains on a cumulative basis from inception through the day before the Qualified IPO, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. Following a Qualified IPO, solely for the purposes of calculating the capital gains incentive fee, the Corporation will be deemed to have previously paid capital gains incentive fees prior to a Qualified IPO equal to the product obtained by multiplying (a) the actual aggregate amount of previously paid capital gains incentive fees for all periods prior to a Qualified IPO by (b) the percentage obtained by dividing (x) 17.5% by (y) 15.0%. In the event that the Investment Advisory Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a capital gains incentive fee.

The Board will monitor the mix and performance of the Corporation’s investments over time and will seek to satisfy itself that the Advisor is acting in the Corporation’s interests and that the Corporation’s fee structure appropriately incentivizes the Advisor to do so.

Under the Investment Advisory Agreement, the Advisor has not assumed any responsibility to the Corporation other than to render the services called for under that agreement. It will not be responsible for any action of the Board in following or declining to follow the Advisor’s advice or recommendations. Under the Investment Advisory Agreement, the Advisor, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including, without limitation, its general partner and the Administrator, and any person controlling or controlled by the Advisor will not be liable to the Corporation, any subsidiary of the Corporation, the Directors, stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Advisor owes to the Corporation under the Investment Advisory Agreement. In addition, as part of the Investment Advisory Agreement, the Corporation has agreed to indemnify the Advisor and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including, without limitation, its general partner and the Administrator, from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Corporation’s business and operations or any action taken or omitted on the Corporation’s behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the Investment Advisory Agreement. These protections may lead the Advisor to act in a riskier manner when acting on the Corporation’s behalf than it would when acting for its own account.

The Administration Agreement

The Corporation has also entered into an Administration Agreement, pursuant to which the Administrator provides the administrative services necessary for the Corporation to operate, and the Corporation utilizes the Administrator’s office facilities, equipment and recordkeeping services. Pursuant to the Administration Agreement, the Administrator has agreed to oversee the Corporation’s public reporting requirements and tax reporting and monitor the Corporation’s expenses and the performance of professional services rendered to the Corporation by others. The Administrator has also hired a sub-administrator to assist in the provision of administrative services.  The Corporation will reimburse the Administrator for its costs and expenses and the Corporation’s allocable portion of overhead incurred by it in performing its obligations under the Administration Agreement, including compensation paid to or compensatory distributions received by the Corporation’s officers (including its  CCO and CFO) and any of their respective staff who provide services to the Corporation, operations staff who provide services to the Corporation, and any internal audit staff, to the extent internal audit performs a role in the Corporation’s SOX internal control assessment. The Corporation’s allocable portion of overhead will be determined by the Administrator, which expects to use various methodologies such as allocation based on the percentage of time certain individuals devote, on an estimated basis, to the business and affairs of the Corporation, and will be subject to oversight by the Board. The sub-administrator will be paid its compensation for performing its sub-administrative services under the sub-administration agreement. The Administrator will waive its right to be reimbursed in the event that any such reimbursements would cause any distributions to the Corporation’s stockholders to constitute a return of capital. In addition, the Advisor is permitted to delegate its duties under the Administration Agreement to affiliates or third parties and the Corporation will reimburse the expenses of these parties incurred and paid by the Advisor on the Corporation’s behalf.

For the period from February 5, 2015 (the Corporation’s inception) through December 31, 2015, the Corporation incurred expenses of $303,892 under the terms of the Administration Agreement, of which $317,225 was payable at December 31, 2015.

Both the Investment Advisory Agreement and the Administration Agreement have been approved by the Board. Unless earlier terminated as described below, both the Investment Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from their effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of the Board, or by the vote of a majority of the Corporation’s outstanding voting securities, and (ii) the vote of a majority of the Independent Directors. The Investment Advisory Agreement and the Administration Agreement will automatically terminate in the event of assignment. Both the Investment Advisory Agreement and the Administration Agreement may be terminated by either party, without penalty, upon not less than 60 days’ written notice to the other.

U.S. federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Investment Advisory Agreement will constitute a waiver or limitation of any rights that the Corporation may have under any applicable federal or state securities laws.

License Agreement

The Corporation has also entered into a license agreement with Crescent under which Crescent has agreed to grant the Corporation a non-exclusive, royalty-free license to use the name “Crescent Capital”.

Fees and Expenses

The Corporation’s primary operating expenses will include the payment of fees to the Advisor under the Investment Advisory Agreement, the Corporation’s allocable portion of overhead expenses under the Administration Agreement and other operating costs described below.  The Corporation will bear all other out-of-pocket costs and expenses of the Corporation’s operations and transactions, including:

•                  the Corporation’s initial organization costs incurred prior to the commencement of the Corporation’s operations up to a maximum of $1.5 million;

•                  operating costs incurred prior to the commencement of the Corporation’s operations;

•                  the cost of calculating the Corporation’s net asset value, including the cost of any third-party valuation services;

•                  the cost of effecting sales and repurchases of shares of the Corporation’s common stock and other securities;

•                  fees payable to third parties relating to making investments, including out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;

•                  transfer agent and custodial fees;

•                  out-of-pocket fees and expenses associated with marketing efforts;

•                  federal and state registration fees and any stock exchange listing fees;

•                  U.S. federal, state and local taxes;

•                  independent directors’ fees and expenses;

•                  brokerage commissions;

•                  fidelity bond, directors’ and officers’ liability insurance and other insurance premiums;

•                  direct costs, such as printing, mailing, long distance telephone and staff;

•                  fees and expenses associated with independent audits and outside legal costs;

•                  costs associated with the Corporation’s reporting and compliance obligations under the 1940 Act and other applicable U.S. federal and state securities laws; and

•                  other expenses incurred by the Advisor, the Administrator or the Corporation in connection with administering the Corporation’s business, including payments under the Administration Agreement that will be based upon the Corporation’s allocable portion (subject to the review and approval of the Board) of overhead.

All of the foregoing expenses are borne indirectly by the Corporation’s stockholders.

The Corporation has agreed to repay the Advisor for initial organization costs incurred prior to the commencement of the Corporation’s operations up to a maximum of $1.5 million and operating costs incurred prior to the commencement of the Corporation’s operations, each on a pro rata basis over the first $350 million of invested capital over a period not to exceed three years from the initial capital commitment..

From time to time, the Advisor, the Administrator, or their respective affiliates, may pay third-party providers of goods or services.  The Corporation will reimburse the Advisor, the Administrator or such affiliates thereof for any such amounts paid on the Corporation’s behalf. Each of the Administrator and the Advisor will waive its right to be reimbursed in the event that such reimbursements would cause any distributions to the Corporation’s stockholders to constitute a return of capital. All of these expenses will ultimately be borne by the Corporation’s stockholders.

Certain Relationships and Potential Conflicts of Interest

The Corporation has entered into agreements with the Advisor, in which the Corporation’s senior management and members of the Advisor’s investment committee have indirect ownership and other financial interests. Members of the Corporation’s senior management and members of the Advisor’s investment committee also serve as principals of other investment managers affiliated with Crescent, which controls the Advisor, that do and may in the future manage other investment funds, accounts and investment vehicles which invest in assets eligible for purchase by the Corporation.  The Corporation’s investment policies, fee arrangements and other circumstances may vary from those of accounts managed by Crescent.

Allocations of Investment Opportunities

Generally, when a particular investment would be appropriate for the Corporation as well as one or more investment funds, accounts and investment vehicles managed by Crescent, such investment will be apportioned by Crescent in accordance with (i) its internal conflict of interest and allocation policies, (ii) the requirements of the Advisers Act, and (iii) the 1940 Act, and the rules and regulations promulgated thereunder, and guidance and interpretations thereof, regarding co-investments with affiliates. Such apportionment may not be strictly pro rata depending on the good faith determination of all relevant factors, including differing investment objectives, diversification considerations and the terms of the Corporation’s governing documents and the respective governing documents of such investment funds, accounts and investment vehicles. These procedures could in certain circumstances adversely affect the Corporation’s access to a co-investment opportunity, the timing of acquisitions and dispositions of investments, the price paid or received by the Corporation for investments or the size of the investment purchased or sold by the Corporation.

The Corporation may invest alongside Crescent’s investment funds, accounts and investment vehicles in certain circumstances where doing so is consistent with the Corporation’s investment strategy, as well as applicable law and SEC staff interpretations. The Corporation and Crescent have been granted exemptive relief by the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Corporation to co-invest with investment funds, accounts and investment vehicles managed by Crescent in a manner consistent with the Corporation’s investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

Pursuant to the terms of the exemptive relief, in connection with any commitment to a co-investment, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Directors need to reach certain conclusions, including that (1) the terms of the proposed transaction are reasonable and fair to the Corporation and its stockholders and do not involve overreaching of the Corporation or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Corporation’s stockholders and is consistent with the Corporation’s investment strategies and policies.

In addition, in the absence of exemptive relief granted for each investment by the SEC, the Corporation will not be permitted to invest in securities of an issuer where entities advised by Crescent have invested in different securities of that issuer. When the Corporation invests alongside investment funds, accounts and investment vehicles advised by Crescent, the Corporation expects to make such investments consistent with Crescent’s allocation policy.  The Corporation expects that these determinations will be made similarly for investment funds, accounts and investment vehicles advised by Crescent. In situations where co-investment with other entities advised by Crescent is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, Crescent will decide whether the Corporation or such other entity or entities will make such investment. Crescent will make these determinations based on Crescent’s allocation policies and procedures, which generally require that such opportunities be offered to eligible investment funds, accounts and investment vehicles on a basis that is fair and equitable over time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules thereunder, require that the Corporation’s Directors and officers and persons who own beneficially, directly or indirectly, more than ten percent of any class of the Corporation’s securities file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC and furnish the Corporation with copies of all such reports.  Specific due dates for those reports have been established, and the Corporation is required to report in this Proxy Statement any known failure to file such reports by those due dates. Based solely upon a review of the copies of such reports furnished, the Corporation believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis in 2015, except that: (1) Fidelity & Guaranty Life Insurance Company did not timely file a statement of changes in beneficial ownership on Form 4 in connection with the Corporation’s August 2015 and September 2015 capital calls due to an administrative oversight but such transactions were subsequently reported; (2) each of UFCW Northern California Employers Joint Pension Plan and Allied World Assurance Company, Ltd. did not timely file a statement of changes in beneficial ownership on Form 4 in connection with the Corporation’s August 2015 capital call due to an administrative oversight but such transactions were subsequently reported; and (3) each of Messrs. Segal, Strandberg and Strong did not timely file a statement of changes in beneficial ownership on Form 4 by one business day in August 2015 due to an administrative oversight.

Required Vote

The election of a Director requires the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF GEORGE G. STRONG JR. AS A CLASS I DIRECTOR OF THE CORPORATION

PROPOSAL 2

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information about the Independent Registered Public Accounting Firm

The Audit Committee and the Board approved the engagement of E&Y as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016 at their respective meetings held on March 24, 2016. The Directors do not have knowledge of any direct or indirect financial interest of E&Y in the Corporation. Representative(s) of E&Y is/are expected to be available telephonically at the Annual Meeting and thus, will have an opportunity to make a statement, if they so desire, and be available to respond to appropriate questions asked by the stockholders.

The following table presents fees for professional services rendered by E&Y for the period from February 5, 2015 (the Corporation’s inception) to December 31, 2015. One hundred percent (100%) of all services provided by E&Y to the Corporation were pre-approved and no fees were subject to pre-approval by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The audit services are approved by the Audit Committee pursuant to an audit engagement letter, and, in accordance with the Corporation’s pre-approval policies and procedures, the Audit Committee of the Corporation must pre-approve all non-audit services provided by E&Y, and all non-audit services provided by E&Y to the Advisor, or any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Corporation that are related to the operations and financial reporting of the Corporation. In some circumstances, when certain services were not recognized at the time of the engagement to be non-audit services, the pre-approval requirement may be waived if the aggregate amount of the fees for such non-audit services constitutes less than five percent of the total amount of revenues paid to E&Y by the Corporation during the fiscal year in which the non-audit services are provided.  E&Y did not provide any non-audit services to any entity controlling, controlled by or under common control with the Advisor that provides ongoing services to the Corporation during the period from February 5, 2015 (the Corporation’s inception) to December 31, 2015.

February 5, 2015 (inception) to December 31, 2015
Audit Fees	$135,000
Audit-Related Fees	$0
Tax Fees	$2,500
All Other Fees	$0
Total Fees	$137,500

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of the Corporation’s year-end financial statements and reviews of the interim financial statements included in quarterly reports and services that are normally provided by E&Y in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and fees related to requests for documentation and information from regulatory and other government agencies.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees.  All other fees include fees for products and services other than the services reported above.

Report of the Audit Committee(1)

The following is the report of the Audit Committee of the Corporation with respect to the Corporation’s audited financial statements for the period from February 5, 2015 (the Corporation’s inception) to December 31, 2015. The Corporation commenced investment operations on June 26, 2015.

The Audit Committee oversees the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements. Management is responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, the Corporation’s accounting and financial and reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee reviewed the audited financial statements in the Corporation’s Annual Report on Form 10-K for the period from February 5, 2015 (the Corporation’s inception) to December 31, 2015 (the “Form 10-K”) with management and discussed the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has considered and discussed the above described December 31, 2015 audited financial statements with management and with E&Y. The Audit Committee has also discussed with E&Y the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, The Auditor’s Communication With Those Charged With Governance. The Audit Committee reviewed with E&Y, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Finally, the Audit Committee reviewed the written disclosures and the letters from E&Y required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, has considered whether the provision of other non-audit services by E&Y to the Corporation are compatible with maintaining E&Y’s independence, and has discussed with E&Y its independence of the Corporation.

The Audit Committee discussed with E&Y the overall scope and plans for the audit. The Audit Committee met with E&Y to discuss the results of their audit, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this Proxy Statement and in the Audit Committee Charter, the Audit Committee recommended to the Board (and the Board has approved) that the Corporation’s audited financial statements be included in the Form 10-K and filed with the SEC.

(1)  The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stockholders are reminded, however, that the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting.  Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and E&Y.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions, referred to above, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in conformity with accounting principles generally accepted in the U.S. or that the Corporation’s independent registered public accounting firm is, in fact, “independent.”

George G. Strong Jr., Chairman of the Audit Committee

Michael S. Segal, Audit Committee Member

Steven F. Strandberg, Audit Committee Member

Required Vote

The ratification of the selection of the Corporation’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at the Annual Meeting.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF E&Y AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK TO 200,000,000, AND TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 200,010,000

The Corporation is seeking to amend the Corporation’s Certificate of Incorporation to increase the number of authorized shares of the Common Stock from 13,000,000 to 200,000,000, and to increase the total number of authorized shares of all classes of capital stock from 13,010,000 to 200,010,000. The Board unanimously approved the amendment to the Corporation’s Certificate of Incorporation via unanimous written consent dated as of [             ].

Following the amendment, if approved, each additional share of the Common Stock authorized by the amendment to the Certificate of Incorporation will have the same rights and privileges as each share of Common Stock currently authorized and, when issued, outstanding. Authorized but unissued shares of the Common Stock may be issued at such times, for such purposes and for such consideration as the Board  may determine to be advisable without further authority from the Corporation’s stockholders, except as otherwise required by applicable law or stock exchange policies.

The adoption of this proposed amendment to the Certificate of Incorporation will result in a greater number of shares of Common Stock available for issuance. If additional shares of Common Stock are issued in the future, stockholders therefore could experience a significant dilution in their stockholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share, if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend or pursuant to the subscription agreements with the Corporation’s existing investors.

Under the 1940 Act, every share of stock issued by a BDC must be voting stock and have equal voting rights with every other outstanding class of voting stock, except to the extent that the stock satisfies the requirements for being treated as a senior security, which requires, among other things, that:

•                                          immediately after issuance and before any distribution is made with respect to Common Stock,  the Corporation must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, of at least 200%; and

•                                          the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the preferred stock are unpaid in an amount equal to two full years of dividends on the preferred stock.

Another effect of such increase may be to enable the Board to render more difficult or to discourage any attempt to obtain control of the Corporation by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of present management. The Board has no such plans at this time. The increase could also have the effect of depriving stockholders of an opportunity to sell their shares at a premium over net asset value or prevailing market prices. However, the increase in the number of authorized shares of the Common Stock will allow the Board to have additional shares of Common Stock available to effect, unless prohibited by applicable law or other arrangements or restrictions, a sale of shares, merger, consolidation or similar transaction in which the number of our outstanding shares would be increased and would thereby dilute the interest of a party attempting to obtain control of the Corporation.

No Rights of Appraisal

Under applicable Delaware corporation law, the Corporation’s non-consenting stockholders are not entitled to appraisal rights with respect to the amendment, and the Corporation will not independently provide its stockholders with any such right.

Required Vote

The approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of the Common Stock of the Corporation requires the affirmative vote by a majority of the Corporation’s outstanding shares of Common Stock present in person or by proxy at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CORPORATION’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK TO 200,000,000, AND TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 200,010,000.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Directors do not intend to present any other business at the Annual Meeting, nor are they aware that any Stockholder intends to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

ADDITIONAL INFORMATION

Stockholder Proposals

The Corporation expects that the 2017 annual meeting of stockholders will be held in May 2017, but the exact date, time and location of such annual meeting have yet to be determined. Proposals to be included in the proxy statement for the 2017 annual meeting must be submitted by eligible stockholders who have complied with the relevant regulations of the SEC and received no later than December 6, 2016.

In addition, the Bylaws contain an advance notice provision requiring that, if a stockholder’s proposal, including nomination of a Director, is to be brought before the next annual meeting of stockholders, such stockholder must provide timely notice thereof in writing addressed to George P. Hawley, Secretary, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025. Notices of intention to present proposals, including nomination of a Director, at the 2017 annual meeting of stockholders must be received by the Corporation between December 6, 2016 and 5:00 p.m. Pacific time on January 6, 2017. The submission of a proposal does not guarantee its inclusion in the Corporation’s proxy statement or presentation at the 2017 annual meeting of the stockholders unless certain securities law requirements are met. The Corporation reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Delivery Requirements

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) addressed to those stockholders or by sending separate Notices of Internet Availability for each household account in a single envelope. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Corporation and some brokers household proxy materials or Notices of Internet Availability, delivering a single proxy statement or Notice of Internet Availability to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from a broker or the Corporation that they will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes consent. If a stockholder does not want Corporation mailings consolidated and would prefer to receive separate mailings at any time in the future, the stockholder should call the Corporation at (310) 235-5050 or write the Corporation, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025 and the Corporation will furnish separate mailings, in accordance with instructions.

COPIES OF THE CORPORATION’S ANNUAL REPORT DATED DECEMBER 31, 2015 TO STOCKHOLDERS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO CRESCENT CAPITAL, BDC, INC. AT 11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CALIFORNIA 90025, BY CALLING (310) 235-5050, OR BY SENDING AN E-MAIL TO INVESTOR.RELATIONS@CRESCENTCAP.COM.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are urged to complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the U.S.

Los Angeles, California

April [  ], 2016